						Exhibit 99.2
Kerr-McGee Corporation
Third Quarter and Year-to-Date 2004
Reconciliation of GAAP to Adjusted Net Income
Unaudited

	Third Quarter 2004			Year-to-Date 2004
			Adjusted			Adjusted
		Special	After-tax		Special	After-tax
Millions of dollars	Reported	Items	Income	Reported	Items	Income
	GAAP		Non-GAAP	GAAP		Non-GAAP
Operating Profit
Exploration and Production
Domestic	$342.2	$43.1	$385.3	$911.7	$39.7	$951.4
North Sea	64.1	-	64.1	233.2	-	233.2
China	21.0	-	21.0	18.0	-	18.0
Other International	(2.5)	-	(2.5)	(7.5)	-	(7.5)
Asset Impairment / Gain (Loss) on
Assets Held for Sale	0.1	(0.1)	-	(21.5)	21.5	-
Total Production Operations	424.9	43.0	467.9	1,133.9	61.2	1,195.1
Exploration Expense	(98.9)	-	(98.9)	(215.0)	-	(215.0)
	326.0	43.0	369.0	918.9	61.2	980.1
Chemicals
Pigment	(110.1)	126.5	16.4	(89.4)	128.5	39.1
Other	(1.7)	3.3	1.6	(9.8)	9.4	(0.4)
	(111.8)	129.8	18.0	(99.2)	137.9	38.7
Total	214.2	172.8	387.0	819.7	199.1	1,018.8

Net Interest Expense	(66.5)	-	(66.5)	(177.1)	-	(177.1)
Loss from Equity Affiliates	(8.6)	-	(8.6)	(23.3)	-	(23.3)
Derivatives and Devon Stock Revaluation	1.1	(1.3)	(0.2)	4.3	(5.3)	(1.0)
Foreign Currency Gains (Losses)	(4.1)	4.1	-	(8.5)	8.5	-
Other Expense	(113.4)	85.8	(27.6)	(170.4)	83.9	(86.5)
Provisions for Income Taxes	(15.3)	(91.4)	(106.7)	(174.5)	(99.8)	(274.3)
Net Income	$7.4	$170.0	$177.4	$270.2	$186.4	$456.6

Net Operating Profit
Exploration and Production	$207.0	28.0	$235.0	$580.5	40.0	$620.5
Chemicals - Pigment	(71.5)	82.4	10.9	(58.1)	83.7	25.6
Chemicals - Other	(1.1)	2.1	1.0	(6.4)	6.1	(0.3)
Total	134.4	112.5	246.9	516.0	129.8	645.8
Net Interest Expense	(42.4)	-	(42.4)	(113.9)	-	(113.9)
Loss from Equity Affiliates	(5.5)	-	(5.5)	(15.1)	-	(15.1)
Derivatives and Devon Stock Revaluation	0.7	(0.8)	(0.1)	2.8	(3.4)	(0.6)
Foreign Currency Gains (Losses)	(2.7)	2.7	-	(5.6)	5.6	-
Other Expense	(77.1)	55.6	(21.5)	(114.0)	54.4	(59.6)
Net Income	$7.4	$170.0	$177.4	$270.2	$186.4	$456.6

Diluted Earnings Per Share	$0.05		$1.17	$2.21		$3.65
Assuming conversion of convertible debt,
which is antidilutive for the quarter			$1.13			$3.65

Adjusted after-tax earnings exclude special items that management deems to not be reflective of the company's core operations. This measure is a non-GAAP financial measure. However, management believes that this non-GAAP financial measure provides better insight into the company's core earnings and that this non-GAAP measure enables investors and analysts to better compare results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax earnings are comparable with similar titled amounts for other companies.

Kerr-McGee Corporation
Third Quarter and Year-to-Date 2004
One-time Items
Unaudited

	Third Quarter 2004			Year-to-Date 2004
Millions of dollars	Before		After	Before		After
	Tax	Tax	Tax	Tax	Tax	Tax
Exploration & Production
Asset Impairment & Gain on Assets Held For Sale	$0.1	$-	$0.1	$(21.5)	$7.3	$(14.2)
Restructuring	(0.8)	0.2	(0.6)	(2.8)	1.0	(1.8)
Derivatives	(42.3)	14.8	(27.5)	(36.9)	12.9	(24.0)
Total E&P	(43.0)	15.0	(28.0)	(61.2)	21.2	(40.0)

Chemical
Pigment Operations
Mobile	(4.0)	1.3	(2.7)	(5.7)	1.9	(3.8)
Savannah Plant Write-down	(122.5)	42.9	(79.6)	(122.5)	42.9	(79.6)
Antwerp Operating Profit	-	(0.1)	(0.1)	(0.3)	-	(0.3)
Total Pigment	(126.5)	44.1	(82.4)	(128.5)	44.8	(83.7)

Other
Forest Products Operating Profit & Shutdown	(1.7)	0.6	(1.1)	(7.5)	2.6	(4.9)
Environmental	(1.6)	0.6	(1.0)	(1.9)	0.7	(1.2)
Total Other	(3.3)	1.2	(2.1)	(9.4)	3.3	(6.1)
Total Chemical	(129.8)	45.3	(84.5)	(137.9)	48.1	(89.8)

Other
Derivatives and Devon Stock Revaluation	1.3	(0.5)	0.8	5.3	(1.9)	3.4
Foreign Currency Gain/(Loss)	(4.1)	1.4	(2.7)	(8.5)	2.9	(5.6)
Other
Gain on Sale of Devon Stock	(6.9)	2.4	(4.5)	2.1	(0.8)	1.3
Litigation	(4.9)	1.8	(3.1)	(4.9)	1.8	(3.1)
Corporate Severance & Relocation	(1.4)	0.5	(0.9)	(2.2)	0.7	(1.5)
Environmental Reimbursements	4.7	(1.6)	3.1	9.9	(3.4)	6.5
Environmental Provisions	(77.3)	27.1	(50.2)	(88.8)	31.2	(57.6)
Total Other	(85.8)	30.2	(55.6)	(83.9)	29.5	(54.4)

Total	$(261.4)	$91.4	$(170.0)	$(286.2)	$99.8	$(186.4)

Adjusted after-tax earnings exclude special items that management deems to not be reflective of the company's core operations. This measure is a non-GAAP financial measure. However, management believes that this non-GAAP financial measure provides better insight into the company's core earnings and that this non-GAAP measure enables investors and analysts to better compare results with those of other companies by eliminating items that may be unique to the company. Other companies may define special items differently, and the company cannot assure that adjusted after-tax earnings are comparable with similar titled amounts for other companies.